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        As filed with the Securities and Exchange Commission on February 2, 1998
                                      Registration No. 333-_____________________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                            FIRST BRANDS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    06-1171404
     (State of Incorporation)                (IRS Employer Identification No.)

                             83 WOOSTER HEIGHTS ROAD
                                  P.O. BOX 1911
                         DANBURY, CONNECTICUT 06813-1911
                    (Address of principal executive offices)

                            FIRST BRANDS CORPORATION
                1998 PERFORMANCE STOCK OPTION AND INCENTIVE PLAN
                              (Full Title of Plan)

                               EINAR M. ROD, ESQ.
                                 General Counsel
                            FIRST BRANDS CORPORATION
                     83 Wooster Heights Road, P.O. Box 1911
                             Danbury, CT 06813-1911
                                 (203) 731-2305
            (Name, address and telephone number of agent for service)

                                CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                              Proposed Maximum        Proposed
Title of Securities to be    Amount to be      Offering Price      Maximum Aggregate       Amount of
      Registered              Registered         per Share          Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------
     Common Stock,          1,800,000 shs.       $27.4375(1)         $49,387,500(1)          $14,570
 $0.01 Par Value, and
   related Preferred
 Stock Purchase Rights
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee with respect to the 1,800,000 shares of the Common Stock which may be offered and sold under the First Brands Corporation 1998 Performance Stock Option and Incentive Plan is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on January 27, 1998.




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





                                     PART I

        The documents containing the information concerning the First Brands Corporation 1998 Performance Stock Option and Incentive Plan (the "Plan") of First Brands Corporation, a Delaware corporation, specified in Part 1 of the Form S-8 Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), are not being filed as part of this Registration Statement in accordance with the Note to Part I of Form S-8 Registration Statement but will be sent to eligible employees under the Plan in accordance with Rule 428 under the Securities Act.



                                       1


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                                     PART II

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents filed by First Brands Corporation, a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

               1. The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (the "1997 10-K");

               2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

               3. The description of the Corporation's Common Stock, $0.01 par value (the "Common Stock"), contained in its Registration Statement on Form 8-A, effective as of December 11, 1989, filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Corporation's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A dated March 22, 1996, including all amendments and reports updating such descriptions.

               All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

                                     EXPERTS

               The consolidated financial statements and schedules of First Brands Corporation and subsidiaries as of June 30, 1997 and June 30, 1996, and for each of the years in the three year period ended June 30, 1997, have been included in the 1997 10-K and incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

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               With respect to the unaudited condensed consolidated interim financial information of the Corporation for the quarter ended September 30, 1997, incorporated by reference herein, KPMG Peat Marwick LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in First Brands Corporation's quarterly report on Form 10-Q for the quarter ended September 30, 1997, incorporated by reference herein, states that they did not audit and they do not express an opinion on that condensed consolidated interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Peat Marwick LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited condensed consolidated interim financial information because such report is not considered a "report" or a "part" of the Registration Statement prepared or certified by the accountant within the meaning of Sections 7 and 11 of the Securities Act.

               The financial statements incorporated herein by reference to all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of KPMG Peat Marwick LLP, and any other independent public accountants, relating to such financial information, and upon the authority of such independent public accountants as experts in accounting and auditing in giving such reports to the extent that the particular firm has audited such financial statements and consented to the use of their reports thereon.


ITEM 4.        DESCRIPTION OF SECURITIES

               The securities to be offered under this Registration Statement are registered under Section 12 of the Exchange Act.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              The legality of the securities to which this Registration Statement relates has been passed upon for the Corporation by Einar M. Rod, General Counsel of the Corporation. Mr. Rod is paid a salary by the Corporation, participates in benefit plans of the Corporation and owns directly or indirectly 738 shares of the Common Stock.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Corporation's by-laws provide for indemnification by the Corporation of its directors and officers to the full extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Law"). The Corporation is empowered by Section 145 of the Delaware Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is made a party by reason of his being or having been a director, officer, employee or agent of the Corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

               The Corporation maintains a liability and indemnification policy covering officers and directors of the Corporation.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.        EXHIBITS

               The following Exhibits are filed herewith as part of this Registration Statement:

        Exhibit 4(a) Restated Certificate of Incorporation of the Corporation, as amended. Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 filed by the Registrant on February 3, 1997.

        Exhibit 4(b)         By-Laws of the Corporation, as amended.
                             Incorporated by reference to Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (Commission File No. 1-10395).

        Exhibit 4(c) Indenture dated as of March 1, 1997 between the Registrant and The Bank of New York, relating to the 7.25% Senior Notes due 2007. Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 filed by the Registrant on April 24, 1997.

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

        Exhibit 4(d) Purchase Agreement dated as of March 5, 1997 among the Registrant, Bear Stearns & Co. Inc., TD Securities (USA) Inc., Credit Lyonnais Securities
                             (USA) Inc. and First Union Capital Markets Corp., relating to the 7.25% Senior Notes due 2007. Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 filed by Company on April 24, 1997.

        Exhibit 4(e)         Registration Rights Agreement dated as of
                             March 5, 1997 among the Registrant, Bear Stearns & Co. Inc., TD Securities (USA) Inc., Credit Lyonnais Securities (USA) Inc. and First Union Capital Markets Corp., relating to the 7.25% Senior Notes due 2007. Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-4 filed by Company on April 24, 1997.

        Exhibit 4(f) Rights Agreement, dated as of March 22, 1996, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A., attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C. Incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form 8-A dated March 22, 1996.

        Exhibit 5*           Opinion of Einar M. Rod, General
                             Counsel of the Corporation, as to the legality of the securities being registered.

        Exhibit 15           Letter re unaudited interim financial
                             information of KPMG Peat Marwick LLP (included in Consent of KPMG Peat Marwick LLP filed as Exhibit 23(a)).
        Exhibit 23(a)*       Consent of KPMG Peat Marwick LLP.

        Exhibit 23(b) Consent of Einar M. Rod, General Counsel of the Corporation (included in his opinion filed as Exhibit 5).

        Exhibit 24 Power of Attorney (included on the signature page to this Registration Statement).

        Exhibit 99 First Brands Corporation 1998 Performane Stock Option and Incentive Plan . Incorporated by reference to Exhibit A to the Definitive Proxy Statement for Annual Meeting of Stockholders, filed by the Corporation on September 26, 1997 (Commission File No. 1-10395).


*  Filed herewith

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


ITEM 9.  UNDERTAKINGS

        (a)    The Corporation hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

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

(other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on January 22, 1998.

                           FIRST BRANDS CORPORATION

                           By  /s/ Donald A. DeSantis
                              -----------------------
                              Donald A. DeSantis
                              Senior Vice President and Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the Corporation hereby constitutes and appoints Donald A. DeSantis, William V. Stephenson and Einar M. Rod, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities shown and on the dates indicated.


      Signature                                  Title                                Date
      ---------                                  -----                                ----
/s/ W. V. Stephenson               Chairman, President, Chief Executive          January 23, 1998
---------------------              Officer and Director (Principal Executive
William V. Stephenson              Officer)

/s/ R. F. Bernstock                Director                                      January 23, 1998
--------------------
R. F. Bernstock

/s/ Alfred E. Dudley               Director                                      January 23, 1998
---------------------
Alfred E. Dudley

/s/ J. C. Ferries                  Director                                      January 23, 1998
---------------------
J. C. Ferries

                                   Director
---------------------
James R. McManus

/s/ James R. Maher                 Director                                      January 23, 1998
---------------------
James R. Maher

/s/ Denis Newman                   Director                                      January 23, 1998
---------------------
Denis Newman

/s/ Thomas H. Rowland              Executive Vice President and Director         January 23, 1998
---------------------
Thomas H. Rowland

/s/ Ervin R. Shames                Director                                      January 23, 1998
---------------------
Ervin R. Shames

/s/ Robert G. Tobin                Director                                      January 23, 1998
---------------------
Robert G. Tobin

/s/ Donald A. DeSantis             Senior Vice President and Chief Financial     January 23, 1998
-----------------------            Officer and Director (Principal Executive
Donald A. DeSantis                 Officer)

                                               II-7




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                                  EXHIBIT INDEX

        Exhibit No.    Description of Exhibit
        -----------    ----------------------


        Exhibit 4(a) Restated Certificate of Incorporation of the Corporation, as amended. Incorporated by reference to
                       Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 filed by the Registrant on February 3, 1997.

        Exhibit 4(b) By-Laws of the Corporation, as amended. Incorporated by reference to Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (Commission File No. 1-10395).

        Exhibit 4(c) Indenture dated as of March 1, 1997 between the Registrant and The Bank of New York, relating to the 7.25% Senior Notes due 2007. Incorporated by reference to
                       Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 filed by the Registrant on April 24, 1997.

        Exhibit 4(d) Purchase Agreement dated as of March 5, 1997 among the Registrant, Bear Stearns & Co. Inc., TD Securities
                       (USA) Inc., Credit Lyonnais Securities (USA) Inc. and First Union Capital Markets Corp., relating to the 7.25% Senior Notes due 2007. Incorporated by reference to
                       Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 filed by Company on April 24, 1997.

        Exhibit 4(e)   Registration Rights Agreement dated as of March 5,
                       1997 among the Registrant, Bear Stearns & Co. Inc., TD Securities (USA) Inc., Credit Lyonnais Securities (USA) Inc. and First Union Capital Markets Corp., relating to the 7.25% Senior Notes due 2007. Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-4 filed by Company on April 24, 1997.

        Exhibit 4(f) Rights Agreement, dated as of March 22, 1996, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A., attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C. Incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form 8-A dated March 22, 1996.

        Exhibit 5* Opinion of Einar M. Rod, General Counsel of the Corporation, as to the legality of the securities being registered.

        Exhibit 15 Letter re unaudited interim financial information of KPMG Peat Marwick LLP (included in Consent of KPMG Peat Marwick LLP filed as Exhibit 23(a)).

        Exhibit 23(a)* Consent of KPMG Peat Marwick LLP.

        Exhibit 23(b) Consent of Einar M. Rod, General Counsel of the Corporation (included in his opinion filed as Exhibit 5).

        Exhibit 24 Power of Attorney (included on the signature page to this Registration Statement).

        Exhibit 99 First Brands Corporation 1998 Performance Stock Option and Incentive Plan . Incorporated by reference to Exhibit A to the Definitive Proxy Statement for Annual Meeting of Stockholders, filed by the Corporation on September 26, 1997 (Commission File No. 1-10395).


*  Filed herewith




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